Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Pixelworks, Inc.
We consent to the use of our report dated March 11, 2020, with respect to the consolidated financial statements of Pixelworks, Inc. incorporated herein by reference.
/s/ KPMG LLP

Portland, Oregon
May 28, 2021